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                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Salomon Inc registration statement on form S-8 (File No. 1-4346) of our report dated June 24, 1994 on our audits of the financial statements of the Salomon Brothers Inc Retirement Plan as of December 31, 1993 and 1992 and for the year ended December
31, 1993, which report is included in this annual report on Form
11-K.





                           /s/  COOPERS & LYBRAND





New York, New York
June 24, 1994.

























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